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                                                                   EXHIBIT 21.1


                             LIST OF SUBSIDIARIES
                             --------------------

        Upon the effectiveness of the transactions contemplated by the Contribution and Subscription Agreement, the Company's direct and indirect subsidiaries will consist of:

                         Pegasys Systems Incorporated

                      Manhattan Associates Software, LLC

                       Performance Analysis Corporation